EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated January 29, 2001 included in Spieker Properties, Inc.’s Form 10-K/A for the year ended December 31, 2000 into Equity Office Properties Trust’s previously filed Registration Statement File No’s 333-47754, 333-81303, 333-86079, 333-88481, 333-69619, 333-62213, 333-59069, 333-61105, 333-58729, 333-58687, 333-40401, 333-72187, 333-72205, 333-39920, and 333-58967.

San Francisco, California
June 28, 2001